U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration	The US Department of Transportation Competent Authority for the United States	East Building, PHH - 32 1200 New Jersey Avenue, Southeast Washington, D.C. 20590

CLASSIFICATION OF EXPLOSIVES

Based upon a request by OxySure Systems, Inc., 10880 John W. Elliot Dr., Suite 600, Frisco, TX 75034 the following item is classed in accordance with Section 173.168, Title 49, Code of Federal Regulations (49 CFR). A copy of your application, all supporting documentation and a copy of this approval must be retained and made available to DOT upon request.

U.N. PROPER SHIPPING NAME AND NUMBER:
Oxygen generator, chemical, UN3356

U.N. CLASSIFICATION CODE:  5.1
REFERENCE NUMBER                                                      PRODUCT DESIGNATION/PART NUMBER
EX2008100003                                                                       OxySure Model 615 Emergency Oxygen System

Notes:

a)	Oxygen generators must be shipped with the two independent means of preventing activation as identified in OxySure Systems, Inc.'s application dated September 29, 2008.

b)	The EX number must be marked on the package in association with the information required by §172.301(a) or entered on the shipping paper in association with the information required by §172.202(a).

c)	A copy of this approval must be maintained at each facility from which shipments of oxygen generators are offered for transportation.

d) This approval does not provide relief from any requirements of the Hazardous Materials Regulations except as stated herein.

DATED:    October 3, 2008